           As filed with the Securities and Exchange Commission on July 25, 2000
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                             SCM MICROSYSTEMS, INC.
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                              77-0444317
(STATE OR OTHER JURISDICTION OF                                (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                             SCM MICROSYSTEMS, INC.
                                160 KNOWLES DRIVE
                               LOS GATOS, CA 95032
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                             ----------------------

                                      1997
                                   STOCK PLAN
                            (FULL TITLE OF THE PLAN)

                             ----------------------

                                  ANDREW WARNER
                             CHIEF FINANCIAL OFFICER
                             SCM MICROSYSTEMS, INC.
                                160 KNOWLES DRIVE
                               LOS GATOS, CA 95032
                                 (408) 370-4888
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                             ----------------------

                                    Copy to:
                              KURT J. BERNEY, ESQ.
                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304

========================================================================================================
                                 CALCULATION OF REGISTRATION FEE
========================================================================================================
                                                              PROPOSED       PROPOSED
                                                               MAXIMUM        MAXIMUM
                                              AMOUNT          OFFERING       AGGREGATE      AMOUNT OF
                                              TO BE            PRICE         OFFERING      REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED       REGISTERED        PER SHARE(1)      PRICE           FEE
--------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value, to be         916,667(1)       $47.45       (1)$43,495,850    $11,483
issued under the 1997 Stock Plan              305,066(2)       $59.38       (2)$18,114,819    $ 4,782
                        TOTAL:              1,221,733                          $61,610,669    $16,265

========================================================================================================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on the weighted average exercise price of the outstanding options as of July 24, 2000.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the price of $59.38 per share, which was the average of the high and low price per share of the Common Stock as reported on the Nasdaq National Market on July 21, 2000.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement on Form S-8 (the "Registration Statement") is being filed for the purpose of registering an additional 1,221,733 shares of Common Stock, par value $.001 per share (the "Common Stock"), of SCM Microsystems, Inc., a Delaware corporation (the "Registrant"), to be issued pursuant to the Registrant's 1997 Stock Plan and its sub-plan, the 1997 Stock Option Plan for French Employees (collectively known as the "Plan"). The Common Stock represents a 421,733 share annual increase pursuant to Section 3 of the Plan and a 800,000 share increase approved by the board of directors and stockholders of the Registrant. The Registrant's Registration Statement on Form S-8 (Commission File No. 333-45789), previously filed with the securities and Exchange Commission (the "Commission") on February 6, 1998, relating to the Plan is incorporated herein by reference.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The Registrant hereby incorporates by reference into this Registration Statement the following documents heretofore filed by the Registrant with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K, as amended for the year ended December 31, 1999, filed with the Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The Registrant's Quarterly Report on Forms 10-Q for the quarterly period ended March 31, 2000, filed with the Commission pursuant to
          Section 13(a) of the Exchange Act;

     (c) The description of the Registrant's Common Stock to be offered hereby contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on October 7, 1997 pursuant to Section 12 of the Exchange Act;

     (d) The Registrant's Current Reports on Forms 8-K, filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act on October 13, 1999, July 15, 1999, as amended on September 30, 1999.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Certificate of Incorporation, as amended and restated, limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors except for liability arising out of: (i) a breach of their duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or (iv) any transaction from which the director derived an improper personal benefit.

     The Registrant's charter documents provide that the Registrant shall indemnify its officers, directors and agents to the fullest extent permitted by law, including those circumstances where indemnification would otherwise be discretionary. The Registrant believes that indemnification under its charter documents covers at least negligence and gross negligence on the part of indemnified parties. The Registrant has entered into indemnification agreements with each of its directors and officers which may, in some cases, be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Registrant, among other things, to indemnify each director and officer against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance such persons' expenses incurred as a result of any proceeding against him or her as to which such person could be indemnified.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

      *4.1     1997 Stock Plan and Form of Agreement

      *4.2     1997 Stock Option Plan for French Employees

       5.1     Opinion of counsel as to legality of securities being registered

      23.1     Consent of Deloitte & Touche LLP, Independent Auditors

      23.2     Consent of KPMG LLP, Independent Auditors

      23.3     Consent of Counsel (contained in Exhibit 5.1)

      24.1     Power of Attorney (See Registration Statement Signature Page)

* Incorporated by reference from the Registrant's Registration statement on Form S-1 (Commission File No. 333-29073), declared effective by the Commission on October 7, 1997.

ITEM 9. UNDERTAKINGS

     The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Gatos, State of California, on July 25, 2000.

                                        SCM Microsystems, Inc.

                                        By: /s/ Andrew Warner
                                           -------------------------------------
                                           Andrew Warner
                                           Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven Humphreys and Andrew Warner, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

            SIGNATURE                           TITLE                        DATE
--------------------------------  -----------------------------------   -------------
/s/ Robert Schneider              Chief Executive Officer (Principal    July 25, 2000
--------------------------------  Executive Officer) and Director
    Robert Schneider

/s/ Andrew Warner                 Vice President, Finance, and Chief    July 25, 2000
--------------------------------  Financial Officer
    Andrew Warner

/s/ Steven Humphreys              Chairman of the Board                 July 25, 2000
--------------------------------
    Steven Humphreys

/s/ BERND MEIER                   President, Chief Operations Officer   July 25, 2000
--------------------------------  and Director
    Bernd Meier

/s/ FRIEDRICH BORNIKOEL           Director                              July 25, 2000
--------------------------------
    Friedrich Bornikoel

/s/ POH CHUAN NG                  Director                              July 25, 2000
--------------------------------
    Poh Chuan Ng

/s/ ANDREW VOUGHT                 Director                              June 25, 2000
--------------------------------
    Andrew Vought

/s/ OYSTEIN LARSEN                Director                              July 25, 2000
--------------------------------
    Oystein Larsen

ITEM 8. EXHIBITS

EXHIBIT
  NO.                                DESCRIPTION
-------                              -----------
      *4.1     1997 Stock Plan and Form of Agreement

      *4.2     1997 Stock Option Plan for French Employees

       5.1     Opinion of counsel as to legality of securities being registered

      23.1     Consent of Deloitte & Touche LLP, Independent Auditors

      23.2     Consent of KPMG LLP, Independent Auditors

      23.3     Consent of Counsel (contained in Exhibit 5.1)

      24.1     Power of Attorney (See Registration Statement Signature Page)

* Incorporated by reference from the Registrant's Registration statement on Form S-1 (Commission File No. 333-29073), declared effective by the Commission on October 7, 1997.